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                                 United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                             DELTA AIR LINES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                              58-0218548
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(State or other jurisdiction                                 (IRS Employer
of incorporation)                                           Identification No.)


                   Hartsfield Atlanta International Airport,
                 Post Office Box 20706, Atlanta, Georgia 30320
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              (Address of principal executive offices) (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ X ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box. [   ]

         Securities to be registered pursuant to Section 12(b) of the Act:

                Title of each class               Name of each exchange on which
                to be so registered               each class to be registered

                8-1/8% Notes due July 1, 2039          New York Stock Exchange

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The material set forth in the caption "Description of Notes" of the Registrant's Prospectus, dated July 14, 1999, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, and under the caption "Description of Debt Securities" in the Prospectus, dated July 20, 1998, filed with the Securities and Exchange Commission on July 20, 1998, is incorporated herein by reference.


Item 8.  EXHIBITS

1.       Certificate of Incorporation, incorporated herein by reference from
Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, file no. 1-5424, for the quarter ended September 30, 1998.

2. By-laws, incorporated herein by reference from Exhibit 3.2 to the Registrant's Quarterly Report on From 10-Q, file no. 1-5424, for the quarter ended September 30, 1998.

3.       Form of the Registrant's 8-1/8% Notes due July 1, 2039.

4. Indenture, dated as of May 1, 1991, between the Registrant and The Bank of New York, as successor to The Citizens and Southern National Bank of
Florida, as Trustee, relating to the 8-1/8% Notes due July 1, 2039 is incorporated herein by reference to Exhibit 4 to Registrant's Registration Statement on Form S-3 (Registration No. 33-40190).


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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, on this 15th day of July, 1999.

                                           DELTA AIR LINES, INC.



                                       BY: /s/ Edward H. Bastian
                                           -------------------------------------
                                           Name:   Edward H. Bastian
                                           Title:  Vice President and Controller


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